AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         ATLANTIC PHARMACEUTICALS, INC.

                           CHANNEL THERAPEUTICS, INC.

                                       AND

                                NEW CHANNEL, INC.



                          Dated as of February 20, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I TERMS OF THE MERGER .......................................        1
    1.1    The Merger ...............................................        1
    1.2    Effective Time ...........................................        2
    1.3    Status and Conversion of Shares ..........................        2
    1.4    Dissenting Shares ........................................        3
    1.5    Exchange of Certificates .................................        3
    1.6    Treatment of Fractional Shares ...........................        4
    1.7    Assumption of Stock Options ..............................        4
    1.8    Tax Consequences .........................................        4
    1.9    Restricted Securities ....................................        4
    1.10   Legends ..................................................        4
    1.11   Closing ..................................................        5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF CHANNEL AND NCI ........        5
    2.1    Organization and Qualification ...........................        5
    2.2    Capitalization ...........................................        5
    2.3    Securityholders ..........................................        5
    2.4    Subsidiaries and Investments .............................        6
    2.5    Authority ................................................        6
    2.6    Corporate Documents ......................................        6
    2.7    Disclosure ...............................................        6
    2.8    Brokers ..................................................        7
    2.9    Payment of Certain Expenses ..............................        7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ATLANTIC ..............        7
    3.1    Organization and Qualification ...........................        7
    3.2    Capitalization ...........................................        7
    3.3    Authority ................................................        7
    3.4    Brokers ..................................................        8
    3.5    Payment of Certain Expenses ..............................        8
    3.6    Shares of Common Stock ...................................        8

ARTICLE IV COVENANTS ................................................        9
    4.1    Covenants of Channel and NCI .............................        9
           4.1.1  Conduct of Business ...............................        9
           4.1.2  Preservation of Organization ......................       10
           4.1.3  Access ............................................       11
           4.1.4  Stockholder Approval ..............................       11


                                       i.
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    4.2    Covenants of Atlantic ....................................       11
           4.2.1  Assumption of Options .............................       11
           4.2.2  Blue Sky ..........................................       11
    4.3    Covenants of Atlantic, Channel and NCI ...................       12
           4.3.1  Best Efforts ......................................       12
           4.3.2  Notification of Certain Matters ...................       12
           4.3.3  Representations True ..............................       12
           4.3.4  Actions Contrary to Stated Intent .................       12

ARTICLE V  CONDITIONS TO THE OBLIGATIONS OF NCI AND CHANNEL .........       12
    5.1    Dissenting Shares ........................................       13
    5.2    Stockholder Approval .....................................       13
    5.3    No Actions or Proceedings ................................       13
    5.4    Government Approvals .....................................       13
    5.5    Third-Party Approvals ....................................       13
    5.6    Channel and NCI Authorizations and Permits ...............       13
    5.7    Representations, Warranties and Agreements of Channel
             and NCI ................................................       13
    5.8    Other Documentation ......................................       13

ARTICLE VI TERMINATION, AMENDMENT AND WAIVER ........................       14
    7.1    Termination by Mutual Consent ............................       14

ARTICLE VII GENERAL PROVISIONS ......................................       14
    8.1    Amendment ................................................       14
    8.2    Counterparts .............................................       14
    8.3    Governing Law ............................................       14
    8.4    Agreement ................................................       14
    8.5    Third Party Rights .......................................       14
    8.6    Titles and Headings ......................................       14
    8.7    Exhibits .................................................       14
    8.8    Further Assurances .......................................       14
    8.9    Assignment ...............................................       15
    8.10   Successors and Assigns ...................................       15
    8.11   Partial Invalidity .......................................       15
    8.12   Attorneys' Fees ..........................................       15

EXHIBITS

    Exhibit A - Certificate of Merger


                                       ii.
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                      AGREEMENT AND PLAN OF REORGANIZATION

            This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of the 20th day of February, 1997, by and among Atlantic Pharmaceuticals, Inc., a Delaware corporation ("Atlantic"), Channel Therapeutics, Inc., a Delaware corporation ("Channel"), and New Channel, Inc., a Delaware corporation ("NCI").

                                   WITNESSETH:

            WHEREAS, NCI is a recently formed Delaware corporation organized for the purpose of effecting the transactions contemplated by this Agreement;

            WHEREAS, Atlantic owns a majority of the outstanding shares of Common Stock, par value $.00l per share (the "Channel Common Stock"), of Channel on a fully-diluted basis.

            WHEREAS, the respective Boards of Directors of Atlantic, Channel and NCI deem it advisable and in the best interests of Atlantic, Channel and NCI, respectively, that NCI merge with and into Channel (the "Merger") pursuant to this Agreement, with the result that Channel will become a wholly-owned subsidiary of Atlantic.

            NOW, THEREFORE, in order to consummate the Merger, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                               TERMS OF THE MERGER

            1.1 The Merger. (a) Subject to the terms and conditions of this Agreement, NCI shall be merged with and into Channel. NCI and Channel shall be the constituent corporations to the Merger (the "Constituent Corporations"). At the Effective Time (as defined in Section 1.2 hereof), NCI will be merged with and into Channel, and Channel shall be the surviving corporation in the Merger (the "Surviving Corporation"). The identity, existence, rights, privileges, powers, franchises, properties and assets of Channel shall continue unaffected and unimpaired by the Merger. At the Effective Time, the identity and separate existence of NCI shall cease and all the rights, privileges, powers, franchises, properties and assets of NCI shall be vested in Channel in accordance with the applicable provisions of Chapter 9 of the Delaware General Corporations Code (the "Corporations Code"). The name of the Surviving Corporation shall continue to be Channel Therapeutics, Inc. To effectuate the Merger, Channel and NCI shall, concurrently with the Closing (as hereafter defined), execute and file, among other things, the Certificate of Merger, substantially in the form attached hereto as Exhibit A, in the office of the Secretary of State of the State of Delaware ("Secretary of State") in accordance with the applicable provisions of the Corporations Code.

                  (b) On the Effective Time, (i) the Certificate of Incorporation of Channel as in effect immediately prior to the Effective Time shall remain unchanged and unaffected by the Merger until thereafter amended as provided by law; (ii) the Bylaws of Channel as in effect immediately prior to the Effective Time shall remain unchanged and unaffected by the Merger until thereafter amended as provided by law; (iii) the directors of Channel holding office immediately prior to the Effective Time shall remain the directors after the Merger, each of such directors to hold office, subject to the applicable provisions of the Bylaws of Channel, until the next annual stockholders' meeting of Channel or until such director's successor is elected and shall have qualified, or until his earlier resignation or removal; (iv) the officers of Channel holding office immediately prior to the Effective Time shall remain the officers after the Merger, each of such officers to hold office subject to the applicable provisions of the Bylaws of Channel, at the pleasure of the Board of Directors of Channel or until such officer's successor is elected and shall duly qualify; and (v) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

            1.2 Effective Time. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State in accordance with Chapter 9 of the Corporations Code. The time when the Merger becomes effective is herein referred to as the "Effective Time."

            1.3 Status and Conversion of Shares. At the Effective Time, and without any action on the part of Atlantic, Channel, NCI or the holder of any of the following securities:

                  (a) each share of Channel Common Stock which is issued and outstanding immediately prior to the Effective Time, other than any shares of Channel Common Stock held by Atlantic, shall automatically by virtue of the Merger be converted into the right to receive 0.75 shares (the "Merger Consideration") of Atlantic's common stock, par value $.001 per share (the "Atlantic Common Stock"); provided, however, that cash will be paid in lieu of any fractional shares of Atlantic Common Stock as provided in Section 1.5 hereof;

                  (b) each share of Channel Common Stock which is unissued or held in the treasury of Channel shall be unaffected by the Merger.


                                       2.
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            1.4 Exchange of Certificates.

            (a) At the Effective Time, holders of shares of Channel Common Stock who are to receive shares of Atlantic Common Stock by virtue of the Merger shall surrender their stock certificates evidencing such shares of Channel Common Stock to Channel for cancellation.

            (b) Upon surrender to Channel of such certificates, together with such other documents as may be reasonably requested and subject to the provisions of paragraph (c) of this Section 1.4, Atlantic shall cause to be distributed to the person in whose name such certificate shall have been registered certificates registered in the name of such person representing the number of whole shares of Atlantic Common Stock into which any shares previously represented by the surrendered certificate shall have been converted at the Effective Time and cash to be paid to such person in lieu of fractional shares of Atlantic Common Stock eliminated pursuant to Section 1.5. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any shares of Channel Common Stock shall be deemed at and after the Effective Time to represent only the shares of Atlantic Common Stock and/or the right to receive cash in lieu of any fractional shares of Atlantic Common Stock contemplated by the preceding sentence.

            (c) If the shares of Atlantic Common Stock are to be issued to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such issuance that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such issuance shall have paid any transfer and other taxes required by reason of such issuance in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of Atlantic that such tax either has been paid or is not payable.

            (d) At the Effective Time, the stock transfer books of Channel shall be closed and there shall be no further registration of transfers of shares of Channel Common Stock thereafter on the records of Channel. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Channel Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law.

            1.5 Treatment of Fractional Shares. No fractional shares of Atlantic Common Stock shall be issued in the Merger. In lieu thereof, any holder of Channel Common Stock otherwise entitled to receive a fractional share of Atlantic Common Stock shall be paid an amount in cash equal to the value of such fractional share interest based on the average of the closing sales price of a share of Atlantic Common Stock as reported on the SmallCap Market of the National Association of Securities Dealers, Inc. on the last ten consecutive trading days prior to the Effective Time. If more than one


                                       3.

certificate representing shares of Channel Common Stock shall be surrendered for the account of the same stockholder, the number of full shares of Atlantic Common Stock for which certificates shall be delivered shall be computed on the basis of the aggregate number of Channel Common Shares represented by the certificates so surrendered.

            1.6 Assumption of Stock Options. At the Effective Time, all options granted by Channel to purchase Channel Common Stock then outstanding (the "Channel Options") shall be assumed by Atlantic in accordance with the provisions of Section 4.2.6 below.

            1.7 Tax Consequences. For Federal income tax purposes, the parties intend the Merger to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            1.8 Restricted Securities. The shares of Atlantic Common Stock issued in connection with the Merger are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

            1.9 Legends. The certificates evidencing the shares of Atlantic Common Stock may bear one or all of the following legends:

            (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (b) Any legend required by the blue sky laws of any state.

            1.10 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place in the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, at 10:00 a.m. (Pacific Standard Time) on February 20,1997, or, if mutually agreed to by the parties, at a later date (the "Closing Date").


                                       4.
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                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF CHANNEL AND NCI

            Subject to the exceptions set forth in the disclosure schedule (the "Channel/NCI Schedule") delivered to and acknowledged by Channel and NCI concurrently herewith, Channel and NCI each hereby severally and not jointly represent and warrant to Atlantic and to each other as follows:

            2.1 Organization and Qualification. Each of Channel and NCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

            2.2 Capitalization.

                  (a) The authorized capital stock of Channel consists of 10,000,000 shares, par value $.00l per share, of Preferred Stock (the "Channel Preferred Stock") and 15,000,000 shares of Channel Common Stock. Immediately prior to the Closing, no shares of Channel Preferred Stock and 1,000,000 shares of Channel Common Stock will be validly issued and outstanding, fully paid and nonassessable. Immediately prior to the Closing, there will be outstanding options to purchase or otherwise acquire 50,000 shares of Channel Common Stock. Immediately prior to the Closing, there will be no other outstanding options, convertible securities or other rights (contingent or other) issued by Channel to purchase or otherwise acquire shares of capital stock of Channel.

                  (b) The authorized capital stock of NCI consists of 100 shares of Common Stock, par value $.001 per share, none of which is issued or outstanding or will be issued or outstanding immediately prior to the Closing. Immediately prior to the Closing, there will be no outstanding options, convertible securities or other rights (contingent or other) to purchase or otherwise acquire shares of capital stock of NCI.

            2.3 Securityholders. Except as identified by name, address and security holdings on Schedule 2.3 hereto, there are no holders of shares of Channel Common Stock or options, convertible securities or other rights (contingent or other) to acquire shares of Channel Common Stock.

            2.4 Subsidiaries and Investments. Neither Channel nor NCI has any subsidiaries and neither owns, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

            2.5 Authority. Each of Channel and NCI has all necessary corporate power and authority to execute and deliver this Agreement, and to perform their respective obligations under and to consummate the transactions contemplated by such


                                       5.

agreement, and all corporate action of each of Channel and NCI necessary for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by Atlantic, Channel and NCI, as applicable, this Agreement constitutes the legal, valid and binding obligation of each of Channel and NCI enforceable against each of Channel and NCI in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by each of Channel and NCI does not, and the performance and consummation by each of Channel and NCI of the transactions contemplated by this Agreement and the Agreement of Merger will not, (i) in any material respect, conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration (whether by notice or lapse of time or both) or termination of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, material license, material agreement or other material instrument or obligation to which either Channel or NCI is a party or by which any of their respective assets or properties are bound; (ii) violate in any material respect any judgment, order, injunction or decree applicable to either Channel or NCI or any of their assets or properties; or (iii) violate, in any material respect, any statute, rule or regulation applicable to either Channel or NCI or any of their assets or properties; or (iv) contravene, violate or be impermissible under the Certificate of Incorporation or Bylaws of either Channel or NCI.

            2.6 Corporate Documents. Each of Channel and NCI has heretofore furnished or made available to Atlantic for its examination (i) true and complete copies of the Certificate of Incorporation and Bylaws of each of Channel and NCI, each as amended to date; and (ii) the minute books of each of Channel and NCI containing accurate and complete records of all proceedings, consents, actions, and meetings of the stockholders and Board of Directors of each of Channel and NCI.

            2.7 Disclosure. All information relating to and concerning each of Channel and NCI contained in this Agreement, any Schedule to this Agreement or in any other certificate, instrument or schedule given by each of Channel and NCI to Atlantic or its representatives in connection with this Agreement is true and correct in all material respects and neither Channel nor NCI has omitted to state any material fact necessary to prevent the statements made herein and therein, in light of the circumstances under which they were made, from being not misleading.

            2.8 Brokers. Neither Channel nor NCI has retained or used the services of any individual, firm or corporation in such a manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated hereby.

            2.9 Payment of Certain Expenses. Neither Channel nor NCI has paid or agreed to pay on behalf of any Channel or NCI stockholder any costs incurred by any


                                       6.

Channel securityholder in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF ATLANTIC

            Subject to the exceptions set forth in the disclosure schedule (the "Atlantic Schedule") delivered to and acknowledged by each of Channel and NCI concurrently herewith, Atlantic hereby represents and warrants to Channel and NCI as follows:

            3.1 Organization and Qualification. Atlantic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Atlantic is qualified or licensed to conduct its business and is in good standing in each jurisdiction where the nature of its activities or where the character of its properties makes such qualification or licensing necessary and in which failure to so qualify would have a material adverse effect on Atlantic.

            3.2 Capitalization.

            (a) The authorized capital stock of Atlantic consists of (i) 50,000,000 shares of Preferred Stock, $.001 par value (the "Atlantic Preferred Stock"), and (ii) 80,000,000 shares of Atlantic Common Stock. Immediately prior to the Closing, no shares of Atlantic Preferred Stock will be issued or outstanding, 2,913,720 shares of Atlantic Common Stock (as may be adjusted to reflect the exercise of any stock options or warrants outstanding on the date hereof) will be validly issued and outstanding, fully paid and nonassessable, options to purchase 560,598 shares of Atlantic Common Stock will be issued and outstanding and warrants to purchase 3,765,250 shares of Atlantic Common Stock will be issued and outstanding.

            3.3 Authority. Atlantic has all necessary corporate power and authority to execute and deliver this Agreement to perform its obligations under and to consummate the transactions contemplated by such agreement, and all corporate action of Atlantic necessary for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by Atlantic, Channel and NCI, this Agreement constitutes the legal, valid and binding obligation of Atlantic enforceable against Atlantic in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. The execution and delivery of this Agreement by Atlantic does not, and the performance and


                                       7.

consummation by Atlantic of the transactions contemplated by this Agreement will not, (i) conflict in any material respect with or result in a breach or violation of, or default under, or give rise to any right of acceleration (whether by notice or lapse of time or both) or termination of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, material license, material agreement or other material instrument or obligation to which Atlantic is a party or by which any of its assets or properties are bound; (ii) violate in any material respect any judgment, order, injunction, or decree applicable to Atlantic or any of its assets or properties, or (iii) violate, in any material respect, any statute, rule or regulation applicable to Atlantic or any of its assets or properties; or (iv) contravene, violate or be impermissible in any material respect under the Certificate of Incorporation or Bylaws of Atlantic.

            3.4 Brokers. Atlantic has not retained or used the services of any individual, firm or corporation in such a manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or consummation of the transactions contemplated hereby.

            3.5 Payment of Certain Expenses. Atlantic has not paid or agreed to pay on behalf of any Atlantic stockholder any costs incurred by any Atlantic stockholder in connection with this Agreement or the transactions contemplated hereby, other than customary employee or director expense reimbursement.

            3.6 Shares of Common Stock. The shares of Atlantic Common Stock to be issued pursuant to this Agreement (including any shares of Atlantic Common Stock to be issued pursuant to options assumed by Atlantic in connection with this Agreement) have been reserved for such issuance and, when issued and delivered to the security holders of Channel in accordance with this Agreement will be duly and validly authorized and issued, fully paid and nonassessable.

                                   ARTICLE IV

                                    COVENANTS

            4.1 Covenants of Channel and NCI.

            4.1.1 Conduct of Business. From and after the execution of this Agreement through the Closing Date, each of Channel and NCI, severally and not jointly, covenant that it will conduct its respective business in the ordinary course. In addition, each of Channel and NCI, severally and not jointly, covenants that it will not (except as otherwise contemplated or permitted by this Agreement or consented to by Atlantic in writing):


                                       8.

            (a) make any change in its Certificate of Incorporation or Bylaws as currently in force and effect on the date hereof;

            (b) authorize for issuance or issue any capital stock, or options, warrants or rights to subscribe for any capital stock or securities convertible into or exchangeable for capital stock;

            (c) borrow or lend any money or guarantee any debt for borrowed money;

            (d) increase the compensation (in any form) of, or enter into an employment contract or agreement (oral or written) with, any of its stockholders or any existing or prospective employee, director or officer of Channel or NCI;

            (e) fail in any material respect to comply with any laws, ordinances, regulations or other governmental restrictions applicable to Channel or NCI;

            (f) declare or pay any dividend or distribution on any class of Channel or NCI capital stock or acquire or redeem any Channel or NCI equity securities, other than repurchases at cost from terminated employees;

            (g) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any business or any proprietorship, firm, association, corporation or other business organization or division thereof;

            (h) other than in the ordinary and usual course of business and consistent with past practice, incur any material liability or obligation (absolute, accrued, contingent or otherwise) (other than liabilities incurred in connection with or as contemplated by this Agreement) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

            (i) enter into, adopt or amend any employee benefit plan or other employee related agreement, including any acceleration of vesting or reduction in the exercise or purchase price of any employee stock option or right, or grant or become obligated to grant, any increase in the compensation (including without limitation bonuses) payable to or become payable to any of its officers or directors or any general increase in the compensation (including without limitation bonuses) payable or to become payable to its employees (including, in each case, any such increase pursuant to any employee benefit plan or other employee related agreement);


                                       9.

            (j) acquire (including by lease) any material assets or properties or dispose of, mortgage or encumber any material assets or properties other than in the ordinary course of business and in accordance with past practice;

            (k) make any change (except for changes in authorized signatories arising out of personnel changes) in its banking or safety deposit box arrangements;

            (1) grant any powers of attorney (other than powers of attorney granted in the ordinary course of business with respect to tax or customs matters);

            (m) grant, deliver or enter into any license, assignment or other transfer of any technology or intellectual property right of Channel or NCI; or

            (n) engage in or enter into any material transaction of any nature not expressly provided for herein, except transactions in the ordinary course of business of Channel or NCI.

            4.1.2 Preservation of Organization. Except as otherwise permitted or contemplated by this Agreement or otherwise consented to by Atlantic in advance, from the date hereof through the Closing Date, each of Channel and NCI, severally and not jointly, covenants that it will:

            (a) conduct its business substantially in the same manner as it has heretofore and not introduce any new method of management, operation or accounting materially different than presently utilized;

            (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform, in all material respects all its obligations under agreements related to or affecting its assets, properties and rights;

            (d) pay any and all premiums necessary to keep in full force and effect present insurance policies or other comparable insurance coverage; and

            (e) use its best efforts to maintain and preserve its business organizations intact, maintain its present employees and maintain good relationships with the suppliers, customers and others having business relations with Channel or NCI.

            4.1.3 Access. Each of Channel and NCI, severally and not jointly, covenants that Atlantic and its counsel, accountants and other representatives shall have full access during normal business hours to all of its respective properties, books, accounts, records, contracts and documents of or related to Channel or NCI, and will furnish or cause to be furnished to Atlantic and its representatives all data and


                                       10.

information concerning the business reasonably requested by Atlantic from the date hereof through the Closing Date. Such access shall be provided at times reasonably convenient to Channel or NCI upon reasonable advance notice by Atlantic.

            4.2 Covenants of Atlantic.

            4.2.1 Assumption of Options. Effective as of the Effective Time, Atlantic shall assume and perform Channel's obligations under all stock options granted by Channel which remain outstanding as of the Effective Time so that after the Effective Time each such Channel stock option shall be represented by a warrant to purchase Atlantic Common Stock on the same terms and conditions currently applicable to such option, including without limitation credit toward vesting, except that (i) the per share exercise price (rounded upward to the nearest full cent) shall be the quotient determined by dividing the then current per share option exercise price of the option by the Merger Consideration (defined in Section 1.3 hereof); and (ii) the number of shares of Atlantic Common Stock subject to the option (with any fractional share of Atlantic Common Stock being disregarded) shall be the product determined by multiplying the number of shares of Channel Common Stock subject to the option by the Merger Consideration.

            4.2.2 Blue Sky. As soon as practicable after the date hereof, Atlantic will use its best efforts to qualify the Atlantic Common Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which any registered stockholder of Channel has an address on the stockholder records of Channel except any such jurisdiction with respect to which counsel for Channel has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction.

            4.3 Covenants of Atlantic, Channel and NCI.

            4.3.1 Best Efforts. Upon the terms and subject to the conditions hereof, Atlantic, Channel and NCI each agrees to use its best efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and will use its best efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are in the opinion of Atlantic, Channel or NCI necessary or desirable in connection with the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Atlantic and Channel will take such action.


                                       11.

            4.3.2 Notification of Certain Matters. Atlantic, Channel and NCI will give prompt notice to one another of (i) the occurrence, or failure to occur, of any event the occurrence or failure of which to occur would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or incorrect at any time from the date hereof to the Effective Time, and (ii) any failure on its part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

            4.3.3 Representations True. Neither party shall take, or agree in writing or otherwise to take, any of the actions prohibited by this Article IV or any action which would make any of the representations or warranties made by it in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in this Agreement not being satisfied.

            4.3.4 Actions Contrary to Stated Intent. Neither Atlantic, Channel nor NCI will, either before or after the consummation of the Merger, take any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party will use reasonable efforts to prevent any of its officers or directors from taking or permitting any such action.

                                    ARTICLE V

                    CONDITIONS TO THE OBLIGATIONS OF ATLANTIC

            The obligation of Atlantic to effect the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Atlantic in writing:

            5.1 Stockholder Approval. This Agreement shall have been approved by all of the stockholders of Channel in accordance with and to the extent required by the rules of the NASD, the Corporations Code, the Certificate of Incorporation and Bylaws, as applicable, of Channel.

            5.2 No Actions or Proceedings. No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.


                                       12.

            5.3 Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained, other than filings with and approvals by foreign governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to Atlantic, Channel or NCI.

            5.4 Third-Party Approvals. Any and all consents required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of Atlantic and Channel, shall have been obtained.

            5.5 Channel and NCI Authorizations and Permits. All authorizations and permits required by Channel and NCI to perform this Agreement shall have been obtained and shall be in form and substance satisfactory to Atlantic.

            5.6 Representations, Warranties and Agreements of Channel and NCI. All representations and warranties made herein by each of Channel and NCI shall be true in all material respects as of the date made and shall be true and correct as if made again on the Closing Date and each of Channel and NCI shall have performed in all material respects all obligations, covenants and agreements undertaken by each of Channel and NCI herein to be performed at or prior to the Closing Date. Atlantic shall have received at the Closing a certificate to such effect, dated the Closing Date and executed by the President and the Secretary of each of Channel and NCI.

            5.7 Other Documentation. Each of Channel and NCI shall have delivered to Atlantic such other usual and customary closing certificates and instruments as Atlantic and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to Atlantic under this Agreement shall be reasonably satisfactory to Atlantic and its counsel.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

            7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Atlantic, Channel and NCI.


                                       13.

                                   ARTICLE VII

                               GENERAL PROVISIONS

            8.1 Amendment. This Agreement may be amended or modified in whole or in part at any time by an agreement in writing executed in the same manner as this Agreement.

            8.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            8.3 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California.

            8.4 Agreement. The terms of this Agreement together with the other documents and instruments referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter of this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

            8.5 Third Party Rights. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

            8.6 Titles and Headings. Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

            8.7 Exhibits. Each of the Exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

            8.8 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained in the manner contemplated hereby.

            8.9 Assignment. This Agreement and the rights, duties and obligations hereunder may not be assigned by either party without the prior written consent of the other party, and any attempted assignment is void.


                                       14.

            8.10 Successors and Assigns. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns.

            8.11 Partial Invalidity. If any provision of this Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

            8.12 Attorneys' Fees. In the event of litigation concerning this Agreement the prevailing party or parties in such litigation shall be entitled to reimbursement from the party or parties opposing such prevailing party or parties of all reasonable attorneys' fees and costs incurred in such litigation.


                                       15.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       ATLANTIC PHARMACEUTICALS, INC.


                                       By: /s/ J.D. Lindjord
                                           ---------------------------------
                                           J.D. Lindjord, President and
                                           Chief Executive Officer


                                      CHANNEL THERAPEUTICS, INC.


                                       By: /s/ J.D. Lindjord
                                           ---------------------------------
                                           J.D. Lindjord, President and
                                           Chief Executive Officer


                                       NEW CHANNEL, INC.



                                       By: /s/ J.D. Lindjord
                                           ---------------------------------
                                           J.D. Lindjord, President and
                                           Chief Executive Officer


                                      16.

                                    EXHIBIT A

                              CERTIFICATE OF MERGER
                                     MERGING
                             NEW CHANNEL, INC. INTO
                           CHANNEL THERAPEUTICS, INC.


                           Pursuant to Section 251(c)
                         of the General Corporation Law
                            of the State of Delaware

            Channel Therapeutics, Inc. ("Channel") desiring to merge New Channel, Inc. ("NCI") with and into Channel (the "Merger"), pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

            1 The names of the constituent corporations to the Merger (the "Constituent Corporations") are Channel Therapeutics, Inc. and New Channel, Inc. The state of incorporation of each of the Constituent Corporations is Delaware.

            2 An Agreement and Plan of Reorganization, dated February __, 1997, among Channel, NCI and Atlantic Pharmaceuticals, Inc., a Delaware corporation (the "Agreement"), has been approved, adopted, certified, executed and acknowledged by the Board of Directors (the "Board") of each of the Constituent Corporations in accordance with Section 251 of the GCL.

            3 Written consent of the stockholders of Channel has been given in accordance with Section 228 of the GCL and written notice has been given as provided in Section 228 of the GCL. Written consent of the stockholders of NCI is not required pursuant to Section 251(f) of the GCL because no shares of the stock of NCI have been issued prior to the adoption by the Board of NCI of the resolution approving the Agreement.

            4 The surviving corporation of the Merger (the "Surviving Corporation") is Channel, and the name of the Surviving Corporation is Channel Therapeutics, Inc.

            5 The Certificate of Incorporation of Channel shall be the Certificate of Incorporation of the Surviving Corporation.

            6 The executed Agreement is on file at the principal place of business of Channel, the address of which is 142 Cypress Point Road, Half Moon Bay, California 94019.


                                      A-1.

            7 A copy of the Agreement will be furnished by Channel, on request and without cost, to any stockholder of either Constituent Corporation.

            IN WITNESS WHEREOF, the undersigned corporations have caused this Certificate of Merger to be executed in their names as of this _________ day of February, 1997.


                                       CHANNEL THERAPEUTICS, INC.


                                       By
                                          --------------------------------
                                          Jon D. Lindjord,
                                          President and Chief Executive Officer

ATTEST:


----------------------------
Michael Weiss
Secretary

                                       NEW CHANNEL, INC.


                                       By
                                          --------------------------------
                                          Jon D. Lindjord,
                                          President and Chief Executive Officer

ATTEST:


----------------------------
Michael Weiss Secretary


                                      A-2.

                                  SCHEDULE 2.3

                      SHARES OF CHANNEL COMMON STOCK OWNED
                            BY CHANNEL STOCKHOLDERS

      Stockholder                                          No. of Shares
      -----------                                          -------------

Scott Wolf                                                      5,000
Itasca Ventures, LLC
3800 First Bank Place
P.O. Box 357
Minneapolis, MN 55440

Sumner Burstein, Ph.D.                                         15,000
Professor, Biochemistry
Department of Biochemistry
University of Massachusetts Medical Center
55 Lake Avenue North
Worcester, MA 01655

William A. Ryan, Jr.                                           10,000
200 Perry Parkway, #1
Gaithersburg, MD 20877

A Joseph Rudick, Jr., M.D.                                     40,000
901 Lexington Avenue
New York, NY 10019

Carl Spana, Ph.D.                                               5,000
Paramount Capital
787 Seventh Avenue
New York, NY 10019

Paul Weisz, Ph.D., Sc.D.                                       10,000
Distinguished Professor Chemical
 and Bio-Engineering Sciences
University of Pennsylvania
School of Engineering and Applied Sciences
Department of Bioengineering
113 Hayden Hall
240 S. 33rd Street
Philadelphia, PA 19104-6392

Elliot Barnathan, M.D.                                         10,000
Assistant Professor of Medicine
University of Pennsylvania School of Medicine
524 Johnson Pavilion
3610 Hamilton Walk
Philadelphia, PA 19104

University of Pennsylvania                                     20,000
Attn: Alan Dickason
Center for Technology Transfer
3700 Market Street, Suite 300
Philadelphia, PA 19104-3147

Alexander W. Clowes, M.D.                                       1,000
Professor and Vice-Chair, Department of Surgery
Department of Surgery, RF25
University of Washington
  School of Medicine
1959 N.E. Pacific Street, Room BB442
Seattle, WA 98195

Dwight Robinson, M.D.                                           1,000
Professor of Medicine
Harvard Medical School
Arthritis Unit, Bulfinch 165
Massachusetts General Hospital
Fruit Street
Boston, MA 02114

Paul Rys, Ph.D.                                                 1,000
Professor, Technisch-Chemisches Institut
Swiss Federal Institute of Technology
Universitaets Strasse 6Ch-8092
Zurich
SWITZERLAND

David DeWitt, Ph.D.                                             1,000
Assistant Professor, Biochemistry
513 Biochemistry Building, Room 510
Michigan State University
East Lansing, MI 48824

Robert B. Zurier, M.D.                                          1,000
Professor of Medicine
Director, Rheumatology Division
Division of Rheumatology
University of Massachusetts Medical Center
55 Lake Avenue North
Worcester, MA 01655

H. Laurence Shaw, M.D.                                         17,600
86 Druid Hill Road
Summit, New Jersey 07901

Optionholder
------------

John K.A. Prendergast, Ph.D.                                   50,000
Paramount Capital
787 Seventh Avenue
44th Floor
New York, NY 10019